As filed with the Securities and Exchange Commission on December 11, 2009 (Registration No. 333-_______)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EV Energy Partners, L.P.
 (Exact name of registrant as specified in its charter)

Delaware	20-4745690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 800, Houston, Texas, 77002
(Address of Principal Executive Offices)

EV Energy Partners, L.P.
Long-Term Incentive Plan
(Full title of the plan)

Copies to:
Michael E. Mercer	George G. Young III
1001 Fannin Street, Suite 800	Haynes and Boone, LLP
Houston, Texas 77002	1221 McKinney Street, Suite 2100
(Name and address of agent for service)	Houston, Texas 77010

(713) 651-1144
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act. Check one:

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Units of the Partnership	725,000	$26.25	$19,031,250	$1,061.94

(1)
Pursuant to Rule 416(a) under the Securities Act, there is also being registered such additional number of common units that become available under the plan because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increases the number of outstanding common units.

(2)	Represents additional common units reserved for issuance under the EV Energy Partners, L.P. Long-Term Incentive Plan.

(3)
The registration fee for such shares was calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common units as reported on the NASDAQ Global Market on December 7, 2009.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 725,000 common units available for issuance under the EV Energy Partners, L.P. Long-Term Incentive Plan, (the “Plan”).  The board of directors of our general partner, EV Management, LLC, approved, on December 17, 2008, an amendment to the Plan which increased the number of common units available for issuance under the Plan from 775,000 to 1,500,000.  Under the terms of our partnership agreement, an amendment to increase the number of units in our Plan does not require unitholder approval.  The contents of the Registration Statement on Form S-8 (File No. 333-140205) filed on January 25, 2007 relating to the Plan are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1*
First Amended and Restated Agreement of Limited Partnership of EV Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.2*
First Amended and Restated Agreement of Limited Partnership of EV Energy GP, L.P. (incorporated by reference to Exhibit 3.2 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.3*
Amended and Restated Limited Liability Company Agreement of EV Management, LLC (incorporated by reference to Exhibit 3. of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.4*
First Amendment dated April 15, 2008 to First Amended and Restated Partnership Agreement of EV Energy Partners, L.P., effective as of January 1, 2007 (incorporated by reference from Exhibit 3.1 to EV Energy Partners, L.P.’s current report on Form 8–K filed with the Commission on April 18, 2008).

4.5*	Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

5.1	Opinion of Haynes and Boone, LLP as to the legality of the securities being registered.

10.1*	Form of Grant of Phantom Units (incorporated by reference to Exhibit 10.1 of the Partnership’s registration statement on Form S-8 filed with the Commission on January 25, 2007 (File No. 333-140205)

23.1	Consent of Deloitte & Touche LLP as Independent Registered Public Accounting Firm.

23.2	Consent of Deloitte & Touche LLP as Independent Auditors.

23.3	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1).

23.4	Consent of Cawley, Gillespie & Associates, Inc.

99.1*
Unaudited Condensed Consolidated Balance Sheet of EV Energy GP, L.P. at June 30, 2009, (incorporated by reference to Exhibit 99.1 of the Partnership’s current report on Form 8–K filed with the Commission on September 24, 2009)

*	Incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 10, 2009.

EV ENERGY PARTNERS, L.P.

By:	EV Energy GP, L.P., its general partner

By:	EV Management, LLC, its general partner

By:	/s/ John B. Walker
John B. Walker
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with EV Management, LLC	Date

/s/ John B. Walker	Director, Chief Executive Officer
John B. Walker	(principal executive officer)	December 11, 2009

/s/ Mark A. Houser	Director, President and Chief Operating Officer	December 11, 2009
Mark A. Houser	(principal operating officer)

/s/ Michael E. Mercer	Senior Vice President and Chief Financial	December 11, 2009
Michael E. Mercer	Officer

/s/ Frederick Dwyer	Controller	December 11, 2009
Frederick Dwyer	(principal accounting officer)

/s/ George Lindahl III	Director	December 11, 2009
George Lindahl III

/s/ Victor Burk	Director	December 11, 2009
Victor Burk

/s/ James R. Larson	Director	December 11, 2009
James R. Larson

/s/ Gary R. Petersen	Director	December 11, 2009
Gary R. Petersen

Exhibit Index

Exhibit Number	Description
4.1*
First Amended and Restated Agreement of Limited Partnership of EV Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.2*
First Amended and Restated Agreement of Limited Partnership of EV Energy GP, L.P. (incorporated by reference to Exhibit 3.2 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.3*
Amended and Restated Limited Liability Company Agreement of EV Management, LLC (incorporated by reference to Exhibit 3. of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

4.4*
First Amendment dated April 15, 2008 to First Amended and Restated Partnership Agreement of EV Energy Partners, L.P., effective as of January 1, 2007 (incorporated by reference from Exhibit 3.1 to EV Energy Partners, L.P.’s current report on Form 8–K filed with the Commission on April 18, 2008).

4.5*	Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 of the Partnership’s current report on Form 8-K filed with the Commission on October 5, 2006).

5.1	Opinion of Haynes and Boone, LLP as to the legality of the securities being registered.

10.1*	Form of Grant of Phantom Units (incorporated by reference to Exhibit 10.1 of the Partnership’s registration statement on Form S-8 filed with the Commission on January 25, 2007 (File No. 333-140205)

23.1	Consent of Deloitte & Touche LLP as Independent Registered Public Accounting Firm.

23.2	Consent of Deloitte & Touche LLP as Independent Auditors.

23.3	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1).

23.4	Consent of Cawley, Gillespie & Associates, Inc.

99.1*
Unaudited Condensed Consolidated Balance Sheet of EV Energy GP, L.P. at June 30, 2009, (incorporated by reference to Exhibit 99.1 of the Partnership’s current report on Form 8–K filed with the Commission on September 24, 2009)

*	Incorporated by reference.